EXHIBIT 5.1

                   TASHLIK, KREUTZER, GOLDWYN & CRANDELL P.C.
                               40 CUTTERMILL ROAD
                              GREAT NECK, NY 11021

                                                              December 1, 2004


Medialink Worldwide Incorporated
708 Third Avenue
New York, New York 10017

Ladies and Gentlemen:

      We are familiar with the Registration Statement on Form S-3 (the "Registration Statement") to which this opinion is an exhibit, to be filed by Medialink Worldwide Incorporated, a Delaware corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended. The Registration Statement relates to the proposed public offering by security holders of the Company of a total of 2,271,872 shares (the "Shares") of the Company's common stock, $0.01 par value per share ("Common Stock"), issuable upon the conversion of the Variable Rate Convertible Debentures due November 9, 2009 in the aggregate principal amount of $5,000,000 (the "Debentures") and the exercise of the related warrants to purchase shares of the Common Stock (the "Warrants"), which Debentures and Warrants were issued pursuant to the terms and conditions of that certain Securities Purchase Agreement dated as of November 8, 2004 (the "Purchase Agreement") by and among the Company and the investors named therein. The Shares may be sold by the Selling Stockholders specified in the registration statement on Form S-3 (the "Registration Statement") filed by the Company with the Securities Exchange Commission and the prospectus forming a part thereof, as amended and/or supplemented from time to time.

      In arriving at the opinion expressed below, we have examined and relied on the following documents:

      (1) the Amended and Restated Certificate of Incorporation and Amended and Restated By-Laws of the Company, as amended; and

      (2) records of meetings and consents of the Board of Directors of the Company relating to the issuance of the Shares provided to us by the Company.

      In addition, we have examined and relied on the originals or copies certified or otherwise identified to our satisfaction of all such corporate records of the Company and such other instruments and other certificates of public officials, officers and representatives of the Company and such other persons, and we have made such investigations of law as we have deemed appropriate as a basis for the opinion expressed below. In such examination, we have assumed, without independent verification, the genuineness of all signatures (whether original or photostatic), the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified or photostatic copies. Except to the extent expressly set forth herein, we have not undertaken any independent investigation to determine the existence or absence of such facts and no inference as to our knowledge of the existence or absence of such facts should be drawn from our representation of the Company.



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      Our opinion herein as to the effect on the subject transaction is only based upon the federal laws of the United States of America and laws of the State of Delaware. We express no opinion as to whether the laws of any other jurisdiction might affect any opinion rendered by us, whether because of the application in Delaware of the laws of such other jurisdiction or because of the application in such other jurisdiction of the above-referenced laws of the State of Delaware.

      Based on the foregoing and subject to qualifications set forth herein, we are of the opinion that the Shares have been duly authorized and reserved for issuance and, when the Registration Statement has become effective under the Act, any Shares issued and delivered upon conversion of the Debentures in accordance with the terms of the Debentures or upon exercise of the Warrants in accordance with the terms thereof will be validly issued, fully paid and non-assessable.

      An officer of this firm is a director of the Company and owns shares of common stock and has been granted options to purchase shares of Common Stock pursuant to the Directors Stock Option Plan.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Registration Statement.

                                                 Very truly yours,

                                                 /s/Tashlik, Kreutzer, Goldwyn
                                                 & Crandell P.C.

TKG&C:sr


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